Exhibit 10 (e) (3)

STOCK APPRECIATION RIGHTS AGREEMENT

1.	On (Date), the optionee herein named, «Optionee», was granted an option to purchase from the Company an aggregate of «Options» shares of Common Stock of the Company (the “Stock”) at (amount) per share (the “Option Grant”).

2.	In addition to the options granted, on February 28, 2003 Optionee was also granted «Rights» stock rights as described in Item 3 which shall vest 25% on the date of grant and 25% on each of the next three annual anniversary dates. Any stock appreciation right (“Rights”) may be exercised only at such time as a corresponding number of options from the Option Grant are exercised.

3.	The cash value of this contract Right shall be determined by the difference between (amount) and the market price of the stock at the time the underlying option is exercised to a ceiling of (amount). The spread determined on the date of exercise will be paid to the optionee in cash less standard federal and local income taxes and the optionee will own the share of stock which is the subject of the underlying option. By way of example, Schedule 3.1 is attached hereto for your understanding.

4.	All other terms and conditions of the Long Term Incentive Plan and Optionee Agreement are incorporated herein and are not amended or modified other than as specifically noted herein.

IMPERIAL SUGAR COMPANY

Signed: «Optionee»

Date: